EXHIBIT 10.1

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), is made as of January 6, 2026 by and between Tenax Therapeutics, Inc., a Delaware corporation, with its principal place of business in North Carolina (the “Company”), and Stuart Rich, MD (the “Executive”). The Company and Executive are sometimes referred to herein each as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company and the Executive previously entered into that certain Executive Employment Agreement dated on or about January 15, 2021, as amended on June 12, 2024, whereby the Company employed the Executive as its Chief Medical Officer (the “Employment Agreement”);

WHEREAS, the Company and the Executive wish to amend the Employment Agreement pursuant to this Amendment; and

WHEREAS, the Parties expressly intend that this Amendment shall be a writing intended to be an amendment, modification and/or supplement to the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein, and of other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the Company and the Executive agree as follows:

I. Amended Section 2. The Company and the Executive hereby agree that Section 2 of the Employment Agreement is hereby replaced and superseded in its entirety by the following amended Section 2:

2. Duties. The Executive will have such authority, and will faithfully perform all of the duties, normally associated with the position of Chief Medical Officer, including but not limited to all duties set forth in this Agreement, and all additional duties consistent with such position that are reasonably prescribed from time to time by the Chief Executive Officer of the Company. Beginning on January 1, 2026, Executive shall devote on average four (4) days per week to performing his duties and responsibilities on behalf of the Company and in furtherance of its best interests. Subject to his obligations hereunder, the Executive shall be permitted to make personal investments, perform reasonable volunteer services, serve on the board of one or more charitable organizations, and serve on the board of one for profit, publicly traded company so long as it is not in competition with the Company. The Executive shall comply with all Company policies, standards, rules and regulations (the “Company Policies”) as may exist from time-to-time and all applicable government laws, rules and regulations that are now or hereafter in effect.

II. Amended Subsection 4(a). The Company and the Executive hereby agree that Section 4(a) of the Employment Agreement is hereby replaced and superseded in its entirety by the following amended Section 4(a):

(a) Base Salary. As of January 1, 2026, the Executive’s annual salary, as determined and adjusted from time to time by the Chief Executive Officer or the Board of Directors of the Company, as appropriate, will be prorated to reflect a work schedule of four (4) days per week (or eighty percent (80%)) (the “Base Salary”). The Base Salary will be paid to Executive (less applicable withholdings) in accordance with the payroll policies of the Company as set forth in the Company Policies. The Chief Executive Officer or the Board of Directors of the Company, as appropriate, shall review, on an annual basis, the Executive’s salary and may increase or decrease such salary as it deems appropriate; provided, however, that any decrease shall only be effective if it is a result of an across-the-board decrease affecting all senior executives as a group.

III. Voluntary Acceptance; No Breach; No Good Reason. The Executive hereby consents to this Amendment, and acknowledges and agrees that his consent to and acceptance of this Amendment is both knowing and voluntary. The Executive further acknowledges and agrees that this Amendment will not constitute or create a breach of any material provision of the Employment Agreement or any grounds for the Executive to terminate his employment with the Company for “Good Reason” in accordance with Subsection 5(b)(ii) of the Employment Agreement.

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IV. Remainder of Employment Agreement. Except as expressly amended by this Amendment, the remaining provisions of the Employment Agreement shall remain in full force and effect, in their entirety, in accordance with their terms.

V. Defined Terms. Except as modified and amended by this Amendment, capitalized terms in this Amendment shall have the meanings as defined by the Employment Agreement.

VI. Miscellaneous.

a. Entire Agreement. As amended by this Amendment, the Employment Agreement is the final, complete and exclusive agreement of the Parties with respect to the subject matter thereof and supersedes and merges all prior discussions and agreements (whether written or oral and whether express or implied) between the Parties to the extent related to such subject matter.

b. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

c. Amendments and Waivers. No amendment of any provision of this Amendment will be valid unless the amendment is in writing and signed by the Company and the Executive. No waiver of any provision of this Amendment will be valid unless the waiver is in writing and signed by the waiving Party. The failure of a Party at any time to require performance of any provision of this Amendment will not affect such Party’s rights at a later time to enforce such provision. No waiver by a Party of any breach of this Amendment will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

d. Severability. Each provision of this Amendment is severable from every other provision of this Amendment. Any provision of this Amendment that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

e. Construction. The section headings in this Amendment are inserted for convenience only and are not intended to affect the interpretation of this Amendment. The word “including” in this Amendment means “including without limitation.” This Amendment will be construed as if drafted jointly by the Company and the Executive and no presumption or burden of proof will arise favoring or disfavoring the Company or the Executive by virtue of the authorship of any provision in this Amendment. All words in this Amendment will be construed to be of such gender or number as the circumstances require.

f. Remedies Cumulative. The rights and remedies of the Parties under the Employment Agreement as amended by this Amendment are cumulative (not alternative) and in addition to all other rights and remedies available to such Parties at law, in equity, by contract or otherwise.

g. Choice of Law/Choice of Venue/Effect/Assignment. This Amendment shall be interpreted and governed under the laws of the State of North Carolina, without regard to its choice of law rules, and shall be binding on and inure to the respective benefit of the Company and its successors and assigns and the Executive and his personal representatives. The exclusive jurisdiction for any dispute arising under or relating to this Agreement shall be the state or federal courts sitting in Wake County, North Carolina, and each party hereby irrevocably consents to the personal jurisdiction of such courts. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, within fifteen (15) days of such succession, expressly to assume and agree to perform this Amendment in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. The Executive may not assign this Amendment or delegate his obligations hereunder. As used in this Amendment, “Company” shall mean the Company and any such successor which assumes and agrees to perform the duties and obligations of the Company under this Amendment by operation of law or otherwise.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the Parties have executed this Amendment to Executive Employment Agreement as of the day and year first above written.

Tenax Therapeutics, Inc.

By:	/s/ Christopher T. Giordano
Name:	Christopher T. Giordano
Title:	President and Chief Executive Officer

Stuart Rich, MD /s/ Stuart Rich, MD

[Signature Page to Amendment to Executive Employment Agreement]

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